DraftKings Reports Second Quarter Revenue of $298 Million; Increases 2021 Revenue Guidance to $1.21 Billion to $1.29 Billion

Drives back-end migration progress; Reveals Plans to Launch DraftKings Marketplace

Boston, MA – August 6, 2021— DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today reported second quarter 2021 financial results.

Second Quarter 2021 Highlights

For the three months ended June 30, 2021, DraftKings reported revenue of $298 million, an increase of 320% compared to $71 million during the same period in 2020. After giving pro forma effect to the business combination with SBTech (Global) Limited (“SBTech”) and Diamond Eagle Acquisition Corp. which was completed on April 23, 2020, as if it had occurred on January 1, 2019, revenue grew 297% compared to the three months ended June 30, 2020.

“DraftKings had a particularly strong second quarter of 2021, maintaining our impressive financial performance while also advancing into new areas, such as media and NFTs. We believe these expansion opportunities will enable us to further grow our customer base and generate additional revenues through cross-selling to our existing players,” said Jason Robins, DraftKings’ co-founder, CEO and Chairman of the Board. “We also are excited that the migration to our proprietary in-house online sports betting technology is substantially complete, with only one state remaining pending approval.”

Jason Park, DraftKings’ Chief Financial Officer, added, “We delivered strong growth in new customers and revenue. Our $298 million in second quarter revenue represents a 297% increase year-over-year. Additionally, we grew Monthly Unique Payers by 281% and Average Revenue Per Monthly Unique Payer by 26%. We are again raising our revenue outlook for 2021 as we continue to expect robust growth in the states where we are currently live today.”

Strong Customer Retention and Acquisition Drove Q2 Results

•Monthly Unique Payers (“MUPs”) for our B2C segment increased 281% compared to the second quarter of 2020. On average, 1.1 million monthly unique paying customers engaged with DraftKings during each month of the second quarter. The increase reflects strong unique payer retention and acquisition across DFS, OSB and iGaming, the expansion of our OSB and iGaming product offerings into new states, and the lack of traditional sports for much of the second quarter of 2020 due to the negative impact of COVID-19.

•Average Revenue per MUP (“ARPMUP”) was $80 in the second quarter of 2021 representing a 26% increase versus the same period in 2020. Our ARPMUP was positively impacted by the return to a more normal sports schedule, which resulted in stronger and more consistent customer engagement across our DFS and Sportsbook product offerings. The launch of our Sportsbook and iGaming product offerings in additional states also positively impacted our product mix. We also continued to drive engagement across our B2C product offerings as we cross sell our users into more products.

Increasing 2021 Revenue Guidance

•DraftKings is raising its fiscal year 2021 revenue guidance from a range of $1.05 billion to $1.15 billion to a range of $1.21 billion to $1.29 billion, which equates to year-over-year growth of 88% to 100% and a 14% increase compared to the midpoint of our previous guidance.

•The increase reflects strong performance in the second quarter of 2021 and continued user retention, engagement and acquisition due to the effectiveness of our marketing spend.

•This guidance also assumes that all professional and college sports calendars that have been announced occur as scheduled and that we continue to operate in states in which we are live today.

•Detailed financial data and other information is available in DraftKings’ Quarterly Report on Form 10-Q, being filed today with the Securities and Exchange Commission (the “SEC”), as well as in a slide presentation that can be accessed through the “Investors” section of the Company’s website at investors.draftkings.com.

DraftKings’ Mobile Sports Betting and iGaming Footprint

•DraftKings is live with online sports betting in 12 states that collectively represent 25% of the U.S. population. DraftKings is live with iGaming in 4 states, representing approximately 10% of the U.S. population.

•In 2021, 25 state legislatures have introduced legislation to legalize mobile sports betting, 5 state legislatures have introduced legislation to expand their existing sports wagering frameworks and 2 state legislatures have introduced legislation to legalize sports betting limited to retail locations. In addition, 4 states have introduced iGaming legislation and 3 states have introduced online poker legislation.

•Six of the states where DraftKings has the potential opportunity to participate via a market access agreement or direct license - Arizona, Connecticut, Louisiana, Maryland, New York and Wyoming - have already authorized mobile sports wagering this year. These six states represent 13% of the U.S. population and brought the percentage of the population with legalized mobile sports betting to 39%. In addition, Connecticut has authorized iGaming.

•In July, upon receiving a license from the Louisiana Gaming Control Board, our fantasy sports product went live in approved parishes in the state. DraftKings is currently live with fantasy sports, which today spans multiple sports from NFL, MLB and NBA to Australian Rules Football and various eSports, in 43 states. Arizona also recently legalized fantasy sports and we are actively preparing to launch in the state pending licensure and regulatory approvals.

Product Developments, Content Initiatives and Commercial Agreements

•We have completed our back-end migration in 11 states and have just 1 state pending final approval. Being integrated vertically will serve as a foundation to continuously drive differentiated product experiences. We remain on track to complete the migration of the final state by the end of the third quarter of 2021.
•As a result of the migration to our own in-house proprietary sports betting technology, DraftKings has launched Same Game Parlays.

•Genius Sports and DraftKings signed a multi-year sports data supplier agreement, giving DraftKings access to Genius Sports’ full portfolio of global sports data and content, including official NFL data and content.

•We revealed plans to launch DraftKings Marketplace, a digital collectibles ecosystem designed for mainstream accessibility that offers curated NFT drops and supports secondary-market transactions. Once launched, millions of customers will have the ability to seamlessly buy and sell digital collectibles across sports, entertainment and culture using their existing DraftKings account. Additionally, as part of a new strategic relationship, DraftKings Marketplace will also be the exclusive distributor of sports NFT content from Autograph, which leverages official licensing of prominent athletes and celebrities to provide a wide array of digital collectibles.

•Major League Baseball and DraftKings announced a strategic sportsbook expansion and an extension of their existing exclusive Daily Fantasy Sports and sports betting relationship which will include expanded promotional rights and content inclusive of the sports betting category. Among the key components of the expanded relationship are rights to an innovative “Bet & Watch” streaming integration where fans with open and active MLB.com and DraftKings accounts will be able to watch a free, live MLB game within the DraftKings app.

•We added DK Craps to our mobile Casino suite in New Jersey with Michigan, Pennsylvania and West Virginia to follow pending regulatory approval. The game is a DraftKings-exclusive and built in-house.

•DraftKings is now the Co-exclusive Official Sports Betting Partner of the National Football League, as well as the league’s exclusive Official Daily Fantasy Partner. As an Official Sports Betting Partner of the NFL, DraftKings will have the right to integrate relevant sports betting content directly into NFL Media properties including NFL.com and the NFL App. As part of the agreement, DraftKings will utilize the NFL’s official League data feed.

Environmental, Social and Governance Initiatives Continue to Grow

•We made a financial commitment to the International Center for Responsible Gaming’s (“ICRG”) Fund to Support Research on Sports Wagering. As a result of DraftKings’ contribution, the ICRG is able to proceed with a competitive request for applications from researchers around the world who are interested in pursuing groundbreaking research on problem gambling.

•We collaborated with the American Gaming Association (“AGA”) to promote the AGA’s Have A Game Plan.® Bet Responsibly™ public service campaign. DraftKings has committed to publicize the campaign via many of the Company’s owned channels, including at DraftKings’ retail gaming properties, to promote safer play. This collaboration marks the first time in the industry that the Have A Game Plan campaign will be comprehensively rolled out across a national retail sportsbook footprint.

•We finalized a strategic consulting agreement with the Division on Addiction at Cambridge Health Alliance, affiliated with Harvard Medical School. In coordination with the DraftKings Responsible Gaming team, the Division on Addiction will create an innovative systems-based safer play approach to training employees across the business in responsible gaming, including a logic model, conceptual map, needs assessment schedule, and evaluation plan.

Webcast and Conference Call Details

DraftKings will host a conference call and audio webcast today at 8:30 a.m. EST, during which management will discuss the Company’s second quarter results and provide commentary on business performance. A question and answer session will follow the prepared remarks.

The conference call may be accessed by dialing (833) 644-0686 for domestic callers or (918) 922-6762 for international callers. Once connected with the operator, please provide the conference ID of 4684838.

A live audio webcast of the earnings conference call may be accessed on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Form 10-Q filing, and a slide presentation. The audio webcast and accompanying presentation will be available on the Company’s investor relations website until 11:59 p.m. EST on September 14, 2021.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for 50+ operators in 17 countries. DraftKings’ Sportsbook is live with mobile and/or retail betting operations in the United States pursuant to regulations in Colorado, Illinois, Indiana, Iowa, Michigan, Mississippi, New Hampshire, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Virginia and West Virginia. DraftKings’ daily fantasy sports product is available in 7 countries internationally with 15 distinct sports categories. DraftKings is the official daily fantasy partner of the NFL, MLB, NASCAR, PGA TOUR and UFC as well as an official sportsbook partner of the NFL, an authorized gaming operator of the NBA and MLB, an official betting operator of the PGA TOUR and the official betting operator of UFC. DraftKings also owns Vegas Sports Information Network, Inc. (VSiN), a multi-platform broadcast and content company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, our strategic plans and focus, user growth and engagement, product initiatives, the objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic, that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media / entertainment / gaming / software industry in the markets in which DraftKings’

operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Contacts

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